Exhibit 99.1

Press Release	Source: NWH, Inc.

NWH Announces Fiscal 2004 Results and Plans for Substantial Growth from ENS in Fiscal 2005
January 31, 2005  3:00 P.M. ET

New York, NY, January 31, 2005  /PRNewswire-FirstCall/ — NWH, Inc. (Nasdaq: NWIR - News), the parent company of Electronic Network Systems, Inc. (“ENS”), today reported financial results for its fiscal year ended October 31, 2004. NWH owns and operates ENS (www.enshealth.com), a payer services organization that connects healthcare payers and providers using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions. The Company focuses its efforts on the development of ENS’ business and continues its business of acquiring and disposing of interests in healthcare and other business areas.

NWH’s net revenues for the fiscal year ended October 31, 2004 were $17,462,554, compared to $13,396,673 in the prior fiscal year. NWH’s reported net income for fiscal 2004 was $800,662 (including $1,663,499 of Other Income) or $.27 basic per share, as compared to net income of $440,029 (including $2,112,612 of Other Income), or $.15 per share basic, in the prior fiscal year.  Fully diluted earnings per share were $.27 and $.15, for the fiscal years ended October 31, 2004 and 2003, respectively. Other Income consists primarily of gain or loss on securities transactions, reflecting the net results of option and short sale position and settlements and sale of Bell South Common Stock.  Further, unrealized gains and losses on Bell South Common Stock are recorded through Other Comprehensive (Loss) Income and are only recorded in the Statement of Income when realized upon ultimate sale.  The realized and unrealized gain on derivative transactions increased from a gain of $583,687 for the year ended October 31, 2003 to a loss of ($228,897) for the year ended October 31, 2004.  The unrealized gain on Bell South Common Stock, reflected in Other Comprehensive (Loss) Income, net of income taxes, for the year ended October 31, 2003 was $39,246 as compared to a gain of $136,640 for the year ended October 31, 2004.

“NWH continued to post strong results in fiscal 2004, reflecting continued ENS revenue growth which improved profitability.  After giving effect to dividends paid, NWH had a cash and short-term investments position of $27.06 million at the end of October,” said Terrence S. Cassidy, NWH’s President and CEO.  “Over 42,000 providers are connected to ENS’ e-commerce and Internet services which includes an 18.0% increase in directly contracted providers.  Through payer arrangements, ENS also currently conducts daily paper to e-commerce claim conversion for another 185,000 healthcare providers.  ENS also experienced a 36.7% increase in contracted billable provider sites. All of ENS’ growth was obtained through internal sales versus acquisition.  As of January 20, 2005, ENS was connected to over 1,200 payers, including commercial healthcare plans, managed care organizations, Blue Cross/Blue Shield plans, Medicare, Medicaid and CHAMPUS.    Over 87% of all electronic claims received by ENS are directly submitted to contracted payers.  We are confident that ENS’ results (and consequently NWH’s results) will continue to improve, reflecting the quality of its services, in fiscal 2005 and into 2006.”

About NWH and ENS

ENS is a payer services organization that connects payers (i.e., insurance companies and third party administrators) and providers (i.e., doctors, group practices and other healthcare providers) using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions.  ENS provides a state of the art technology platform for web based graphical user interfaces on a national basis, which enables its clients, both payers and providers, to comply fully with applicable regulatory requirements such as those imposed by HIPAA (as discussed in Industry below).  ENS’ service offerings address the full array of evolving industry needs in this focused area with a complete cycle of services from a single point of entry (a personal computer in the client’s office) for both providers and payers, compatible with multiple system and database operating environments.  These services include an Internet transactions portal, payer transactions hosting, electronic data interchange, Pre-adjudication software services (PASStm),  scanning, optical character recognition and data entry of paper claims and correspondence and mailroom services. ENS generates revenue through recurring subscriptions, flat or per transaction fees and revenue sharing.

Safe Harbor Statement

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, regarding the Company’s financial and business prospects and capital requirements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: the limited nature of the Company’s operations and the risk of the Company’s failure to acquire additional businesses; the uncertain acceptance of Health-e Network®; competition; existing government regulations and changes in, or the failure to comply with, government regulations; the ability of the Company to sustain, manage or forecast its growth; dependence on significant customers and the potential loss thereof; the ability to attract and retain qualified personnel; risk of technological obsolescence, and other factors referenced in this Quarterly Report on Form 10-Q including, without limitation, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  Certain of these factors are discussed in more detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004, including, without limitation, under the caption “Business” and Exhibit 99.1 thereto.  Given these uncertainties, undue reliance should not be placed on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Additional information on these and other factors are contained in NWH’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K as filed with the SEC on January 31, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov . NWH assumes no obligation to update the forward-looking statements included in this press release.

NWH, Inc.

Consolidated Balance Sheets

	October 31, 2004	October 31, 2003

Assets
Current assets
Cash and cash equivalents	$12,137,155	$29,309,192
Marketable securities	14,926,737	9,777,901
Trade and other receivables	2,862,921	2,419,797
Prepaid expenses and other current assets	475,895	456,794
Total current assets	30,402,708	41,963,684
Property and equipment, net of accumulated depreciation and amortization of $3,054,359 and $2,865,039, respectively	750,474	703,739
Internally developed software, net of accumulated amortization of $2,195,888, and $1,238,812, respectively	2,313,785	2,489,215
Goodwill	3,762,187	3,762,187
Investments and other assets	1,065,453	957,748
Total assets	$38,294,607	$49,876,573
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$2,376,072	$2,116,881
Call options written at fair value	—	2,148,928
Current portion of long-term debt	11,494	71,078
Current income taxes	147,035	970,426
Deferred income taxes, net	—	2,773,583
Dividends payable	1,462,316	1,462,316
Total current liabilities	3,996,917	9,543,212
Note payable	140,000	140,000
Long-term debt	—	15,022
Deferred income taxes, net	692,792	825,209
Total liabilities	4,829,709	10,523,443
Stockholders’ equity
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value: 20,000,000 shares authorized; 3,342,231 shares issued	33,422	33,422
Additional paid-in capital	23,195,991	23,195,991
Retained earnings	15,327,119	20,375,719
Accumulated other comprehensive income	—	839,632
Treasury stock 417,600 shares at cost	(5,091,634)	(5,091,634)
Total stockholders’ equity	33,464,898	39,353,130
Total liabilities and stockholders’ equity	$38,294,607	$49,876,573

NWH, Inc.

Consolidated Statements of Income

	For the Fiscal Year Ended October 31,
	2004	2003

Services revenue	$17,462,554	$13,396,673
Cost of services	9,051,276	6,889,251
Professional fees	933,630	827,682
General and administrative	7,650,727	6,360,109
Depreciation and amortization	309,758	316,214
Total expenses	17,945,391	14,393,256
Loss from operations	(482,837)	(996,583)
Other income (expense)
Gain on securities transactions, net	1,250,303	1,002,793
Dividend income	156,971	412,329
Interest income	318,085	324,696
Interest expense	(61,860)	(48,459)
Other income	—	421,253
	1,663,499	2,112,612
Income before provision for income taxes	1,180,662	1,116,029

Provision for income taxes	380,000	676,000
Net income	$800,662	$440,029
Net income per common share
Basic	$0.27	$0.15
Diluted	$0.27	$0.15
Weighted average number of common shares outstanding
Basic	2,924,631	2,921,830
Diluted	2,955,312	2,938,396

NWH, Inc.

Consolidated Statements of Comprehensive (Loss) Income

	For the Fiscal Year Ended October 31,
	2004	2003

Net income	800,662	440,029
Other comprehensive loss, net of tax
Net unrealized holding gain (loss) on marketable securities arising during the year, net of income taxes of $72,938 and $20,217	136,640	39,246

Reclassification adjustment for losses recognized in net income, net of income tax benefit of $(502,928), and $(190,227) respectively	(976,272)	(337,286)
Other comprehensive loss	(839,632)	(298,040)
Comprehensive (loss) income	$(38,970)	$141,989

NWH, Inc.

Consolidated Statements of Cash Flows

	For the Fiscal Year Ended October 31,
	2004	2003

Cash flows from operating activities
Net income	$800,662	$440,029
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	1,585,899	1,242,584
Gain on sale of partnership investment	—	(421,253)
Accretion of interest	(53,771)	—
Gain on securities transactions, net	(1,250,303)	(1,591,397)
Unrealized loss on securities transactions, net	—	588,604
Deferred income taxes	(2,476,010)	(977,000)
Bad debt expense	35,850	48,920
Trade and other receivables	(478,974)	(385,064)
Refundable income taxes	—	—
Prepaid expenses and other current assets	(19,101)	(180,019)
Investments and other assets	(244,304)	(229,335)
Accounts payable and accrued expenses	259,191	322,438
Current income taxes payable	(823,391)	12,296
Deferred revenue	—	—
Net cash used in operating activities	(2,664,252)	(1,129,197)

Cash flows from investing activities
Acquisition of property and equipment	(407,792)	(396,562)
Increase in internally developed software	(764,293)	(1,066,121)
Proceeds from sale of marketable securities	9,987,480	4,127,894
Proceeds from sale of marketable equity securities-short sale	—	1,309,805
Acquisition of marketable securities	(14,872,966)	—
Acquisition of marketable securities-short sale	—	(2,566,701)
Acquisition of written call options	(4,572,825)	(13,595,055)
Proceeds from sale of written call options	2,195,000	11,684,140
Proceeds from sale of partnership investment	—	1,421,253
Net cash (used in) provided by investing activities	(8,435,396)	918,653

Cash flows from financing activities
Borrowing of short-term and long-term debt	100,000	100,000
Acquisition of treasury stock	—	(369,564)
Dividends paid	(5,849,262)	(1,462,315)
Principal payments of short-term and long-term debt	(117,664)	(134,134)
Principal payments of capital leases	(205,463)	(236,679)
Proceeds from exercise of stock options	—	124,211
Net cash used in financing activities	(6,072,389)	(1,978,481)
Net decrease in cash and cash equivalents	(17,172,037)	(2,189,025)
Cash and cash equivalents
Beginning of year	29,309,192	31,498,217
End of year	$12,137,155	$29,309,192